Exhibit 16.1

March 29, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Item 4 of Rhino Resource Partners LP’s Form 8-K dated March 29, 2013, and have the following comments:

1.              We agree with the statements made in the first three paragraphs (Item 401(a)).

2.              We have no basis on which to agree or disagree with the statements made in the fourth and fifth paragraphs (Item 401(b)).

Yours truly,

/s/ DELOITTE & TOUCHE LLP

Cincinnati, Ohio